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                 EXHIBIT 23.1     CONSENT OF KPMG PEAT MARWICK LLP





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Board of Directors
Roslyn Bancorp, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of Roslyn Bancorp, Inc. relating to the Roslyn Savings Bank 401(k) Savings Plan of our report dated January 22, 1997, relating to the consolidated statements of financial condition of Roslyn Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, which report is included in the December 31, 1996 annual report on Form 10-K of Roslyn Bancorp, Inc., and of our report dated May 16, 1997, relating to the statements of assets available for distribution of the Roslyn Savings Bank 401(k) Savings Plan as of December 31, 1996 and 1995, and the related statements of changes in assets available for distribution for the years then ended, which report is included in the December 31, 1996 annual report on Form 11-K of Roslyn Savings Bank 401(k) Savings Plan.

                                          /s/  KPMG Peat Marwick LLP


Jericho, New York
December 2, 1997